EXHIBIT 32.2 EARTHWORKS ENTERTAINMENT, INC.

Certification of Principal Executive Officer Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbones-Oxley Act of 2002)

I, William H. Campbell, Chief Financial Officer of Earthworks Entertainment, Inc. (the "Registrant"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2005 of the Registrant (the "Report"):

(1)    The Report fully complies with the requirements of Section 13(a)[15(d)] of the Securities Exchange Act of 1934, as amended; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 10, 2005	By:/s/ William H. Campbell
William H. Campbell Acting Chief Financial Officer